                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 1, 2002



                             STILWELL FINANCIAL INC.
             (Exact name of registrant as specified in its charter)



        Delaware                     001-15253                   43-1804048
--------------------------- ------------------------------ ---------------------
 (State of Incorporation)     (Commission File Number)        (IRS Employer
                                                            Identification No.)



   920 Main Street, 21/st/ Floor, Kansas City, Missouri              64105
------------------------------------------------------------ -------------------
        (Address of principal executive offices)                  (Zip Code)



       Registrant's telephone number, including area code: (816) 218-2400


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.   Other Events

          Stilwell Financial Inc. ("Stilwell") has registered for issuance under the Securities Act of 1933 (the "Securities Act") its debt securities, shares of its common stock, par value $.01 per share, and shares of its preferred stock pursuant to Registration Statement No. 333-86606, to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

          Stilwell has created a series of debt securities, designated as Stilwell's 7.75 % Notes due 2009 (the "Notes"), for issuance under an indenture, dated as of November 6, 2001 (the "Indenture"), between Stilwell and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), a New York banking corporation. The terms and provisions of the Notes are set forth in an officers' certificate (the "Officers' Certificate") pursuant to the Indenture. A copy of the Indenture was filed as an exhibit to Stilwell's current report on Form 8-K dated November 7, 2001. A copy of the Officers' Certificate is filed as an exhibit to this report.

Item 7.   Financial Statements and Exhibits

(c)       Exhibits

          Exhibit No.         Document

          4.1 Officers' Certificate, dated July 2, 2002, pursuant to the Indenture.

          99.1 News release issued by Stilwell Financial Inc., dated July 1, 2002, reporting Stilwell's preliminary assets under management as of June 30, 2002 and for the three and six months ended June 30, 2002, is attached hereto as Exhibit 99.1.


Item 9.   Regulation FD Disclosure

          Stilwell is furnishing under Item 9 of this Current Report on Form 8-K the information included as Exhibit 99.1 to this report. Exhibit 99.1 is the news release issued by Stilwell Financial Inc., dated July 1, 2002, reporting Stilwell's preliminary assets under management as of June 30, 2002 and for the three and six months ended June 30, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    STILWELL FINANCIAL INC.



Date: July 2, 2002                  By:        /s/ Douglas E. Nickerson
                                        ----------------------------------------
                                                   Douglas E. Nickerson
                                        Vice President, Controller and Treasurer
                                              (Principal Accounting Officer)